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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 24, 2000
                                (DATE OF REPORT)

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               0-9204                                74-1492779
          (COMMISSION FILE NO.)             (IRS EMPLOYER IDENTIFICATION NO.)


                               5735 PINELAND DRIVE
                                    SUITE 235
                               DALLAS, TEXAS 75231
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On March 24, 2000, Humphrey-Hill, L.P., a Texas limited partnership (the "Partnership"), completed the acquisition from the Nebraska Public Gas Agency ("Seller") of certain oil and natural gas properties located in Pecos County, Texas (the "Pecos Properties"). The Partnership is owned 50% by Taurus Acquisition, Inc. ("Taurus") as a limited partner (Taurus is a wholly-owned subsidiary of EXCO Resources, Inc.), 49% by certain private investors as limited partners and 1% by EXCO Resources, Inc. ("EXCO") as general partner. The Pecos Properties include 8 gross (4.25 net) producing wells. EXCO is the named operator of the Pecos Properties and assumed operations of all 5 wells acquired in the transaction. As of January 1, 2000, the Pecos Properties were estimated to contain 25.1 billion cubic feet of natural gas.

     The purchase price, before closing adjustments, was approximately $10.2 million, and, after adjustments (the adjustments principally reflect production since January 1, 2000, the effective date of the acquisition), was approximately $10.1 million cash. The purchase price was paid with $6.6 million drawn under a new credit facility established by the Partnership and $3.5 million of Partnership equity capital. The purchase price was determined based upon arms-length negotiations between Seller and the Partnership taking into account reserve estimates and other items customarily considered in acquisitions of this type.

     Purchase and Sale Agreement. The Pecos Properties were acquired pursuant to the terms of a Purchase and Sale Agreement (the "Purchase Agreement") dated as of February 22, 2000, entered into between Seller and the Partnership. The Purchase Agreement includes representations, warranties, covenants, indemnities and closing conditions customary for transactions of this type.

            Limited Partnership Agreement. EXCO, Taurus and the other investors have entered into an Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"). The partners share ratably in the profits and losses of the Partnership, subject to special allocations in certain events. The Partnership's principal business purpose is initially the management and development of the Pecos Properties. The partners have established an area of mutual interest in respect of the Pecos Properties which governs any additional acquisitions of properties by any partner within the area.

     The Partnership is managed by EXCO as general partner. Certain Partnership actions require consent of partners holding 70% of the partnership interests including: merger, sale of all of the Partnership's assets, liquidation, conversion of the legal form of the entity to another form or amending the Partnership Agreement to change any minority partnership interest protection.

     EXCO and Taurus initially capitalized the Partnership with $3.5 million of equity capital, all of which was applied to fund the purchase of the Pecos Properties. Upon execution of the Partnership Agreement, the partners agreed that the Partnership's unrealized gain in the Purchase Agreement was approximately $3.4 million. This gain was allocated entirely to the capital account of the three private investors who initially formed the Partnership and arranged the Purchase Agreement with Seller. The Partnership also arranged a credit facility (discussed in greater detail below) through Bank of America, N.A. to fund a portion of the Pecos Properties acquisition and to fund additional development drilling of the properties.

     The Partnership Agreement permits the General Partner to call for additional capital contributions from the partners to fund the capital needs of the Partnership. Furthermore, the general partner or well operator may propose a Subsequent Operation (as that term is defined in the Partnership Agreement) on the Pecos Properties. A "Subsequent Operation" would encompass significant drilling activities such as a new

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well, recompletion of an existing well or workover project. In the event a partner fails to fund the project, the contributing Partners may elect to proceed with the Subsequent Operation in the Partnership's name, but the project will be funded solely by the contributing partners. In that event, all expenses, losses, gain or income from the project shall be specially allocated solely to the contributing partners until the contributing partners have recouped a sum equal to 300% of the additional capital contribution that would have been funded by the non-contributing partner had it participated in the project. Thereafter, all losses, expenses, gain or income shall be allocated to the partners pro rata according to their equity interest in the Partnership.

     The Partnership Agreement includes other customary terms including terms governing transfers of partnership interests (including a buy/sell right), voting, meetings and tax matters.

     Partnership Credit Facility. On March 24, 2000, the Partnership entered into a credit facility with Bank of America, N.A. as administrative agent and lender. The credit facility provides for borrowings up to $25 million, subject to borrowing base limitations. The bank has sole discretion to determine the borrowing base based on its valuation of the Partnership's reserves valued semi-annually.

     The credit facility consists of a regular revolver, which on March 24, 2000, had a borrowing base of $7.0 million. At March 31, 2000, the Partnership had approximately $200,000 available for borrowing under the credit facility. A portion of the borrowing base is available for the issuance of letters of credit. All borrowings under the credit facility are secured by a first lien mortgage providing a security interest in substantially all assets owned by the Partnership including all mineral interests. In addition, Exco has guaranteed the Partnership's obligations under the credit facility. Exco has pledged its Partnership interest to secure its guarantee.

     The credit facility provides that if the aggregate outstanding indebtedness of the Partnership is less than 75% of the borrowing base, then advances will bear interest at 1.5% over LIBOR. If the borrowing base usage equals or exceeds 75%, then advances will bear interest at 1.75% over LIBOR.

     Under the terms of the credit facility, the Partnership must not permit its consolidated current assets to its consolidated current liabilities to be less than 1.0 to 1.0 at any time. Furthermore, the Partnership must not incur or pay general and administrative expenses in an aggregate amount exceeding $75,000 during the period from March 24, 2000 through December 31, 2000, or $100,000 during any fiscal year thereafter.

     Commencing on August 15, 2000 and continuing quarterly thereafter until maturity, the Partnership shall make mandatory prepayments on the credit facility in an amount equal to 75% of the Partnership's Net Revenues (as defined in the credit facility) for the immediately preceding calendar quarter if NYMEX gas prices for the immediately preceding calendar quarter averaged $3.00 per mmbtu or less, otherwise, the dedication rate is 60% . Each such payment shall be applied first to accrued but unpaid interest and then to principal. However, if a borrowing base deficiency were to exist after giving effect to a redetermination, then the Partnership would have to do one of the following:

     o eliminate the borrowing base deficiency by making a single mandatory prepayment of principal on the revolving loan in an amount equal to the entire amount of the borrowing base deficiency on the first monthly date following the date on which the borrowing base deficiency is determined to exist;

     o eliminate the deficiency by making six consecutive mandatory prepayments of principal on the revolving loan each of which shall be in the amount of one sixth (1/6th) of the amount of the borrowing base deficiency commencing on the first monthly date following the date on which the

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     borrowing base deficiency is determined to exist and continuing on each monthly date thereafter; or

     o eliminate the borrowing base deficiency by submitting additional mineral interests to the banks on the first monthly date following the date on which the borrowing base deficiency is determined to exist for evaluation as borrowing base properties which the banks, in their sole discretion, determine have a value sufficient to increase the borrowing base by at least the amount of the borrowing base deficiency.

     The credit facility matures on March 24, 2003. The next borrowing base redetermination is scheduled for September 1, 2000, and on or about each March 1 and September 1, thereafter. The partnership may seek additional borrowing capacity at that time for its development drilling program. However, there can be no assurance that the current development program of the Partnership will result in increased collateral values or that these values will enable the Partnership to borrow the funds the Partnership needs to continue the program.

     The credit facility contains a number of covenants affecting the liquidity and capital resources of the Partnership, including restrictions on the ability to incur indebtedness at any time in an amount exceeding $25,000 or to pledge assets outside of the credit facility, the maintenance of a current ratio, limitations on general and administrative expenses, and restrictions on the payment of dividends on the equity partnership interests of the Partnership.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements.

            As permitted by Form 8-K, the required historical financial statements in respect of the Pecos Properties will be filed by amendment to this Form 8-K no later than June 7, 2000.

        (b) Pro Forma Financial Information.

            As permitted by Form 8-K, the required pro forma financial information in respect of the Pecos Properties will be filed by amendment to this Form 8-K no later than June 7, 2000.

        (c) Exhibits.

            Number      Document
            ------      --------
            10.1        Purchase and Sale Agreement between Nebraska Public Gas
                        Authority as seller, and Humphrey-Hill, L.P., as buyer,
                        dated February 22, 2000, to be filed by amendment to
                        this Form 8-K.

            10.2        Credit Agreement among Humphrey-Hill, L.P., as borrower,
                        Bank of America, N.A., as administrative agent, and financial institutions listed on Schedule I, dated March
                        24, 2000, to be filed by amendment to this Form 8-K.


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

            10.3 Amended and Restated Agreement of Limited Partnership, dated March 24, 2000, of Humphrey-Hill, L.P., to be filed by amendment to this Form 8-K.


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                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     EXCO RESOURCES, INC.


                                     By: /s/ J. DOUGLAS RAMSEY
                                        ---------------------------------------
                                             J. Douglas Ramsey, Vice President
                                             and Chief Financial Officer

Dated: April 10, 2000


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